Exhibit 10.7

Purchase Contract of Property Rental and Sales Platform

Party A: Excel Value Limited

Address: Room 1306, 13/F, The Sun’s Group Centre, 200 Gloucester Road, Wan Chai, Hong Kong

Tel: (852) 291760000

E-mail: mr***1o@gmail. com

Party B: Guangzhou 3e Network Technology Company Limited

Address: Room 701, Block A, SYSU Science Park, No.135 Xingang West Road, Haizhu District, Guangzhou

Unified Social Credit Code: 91440101MA59.N72U7M

Tel: (086) 13760***805

E-mail: Adams@3ekeii.cn

In accordance with the laws and regulations of the Hong Kong Special Administrative Region of the People’s Republic of China, both Party A and Party B hereby mutually confirm that, on the basis of equality, voluntary agreement, and consensus, they have fully acknowledged and comprehended the substantive meaning of all the terms within this Contract and the corresponding legal consequences. Based on this understanding, they have entered into this Contract concerning the purchase of the Property Rental and Sales Platform with the intent of jointly adhering to its terms.

Article I. Purchase of Property Rental and Sales Platform

Based on the agreement between both Parties through consultation, Party A shall purchase the Property Rental and Sales Platform from Party B. The list of software products to be purchased is as follows:

Product Name	Full Product Name
Property Searching Client Mini Program	Youlin Property Searching Client WeChat Mini Program
Real Estate Searching PMC Mini Program	Youlin Property Searching PMC WeChat Mini Program
PMC Property Management System	PMC Property Transaction Management System PC Version
Integrated Management System	Youlin Property Integrated Management System PC Version

A detailed list of the functions of each module of the software products is provided in Annex 1 to the Contract.

Article II. Transfer of Software System Source Code

Based on the agreement between both Parties through consultation, Party A hereby purchases the software system source code copies on a one-time buyout basis. A detailed list of source code copies is as follows:

Product Name	List of Product Source Codes Purchased
Property Searching Client Mini Program	Software system source code of the Youlin Property Searching Client WeChat Mini Program
Real Estate Searching PMC Mini Program	Software system source code of the Youlin Property Searching PMC WeChat Mini Program
PMC Property Management System	Software system source code of the PMC Property Transaction Management System PC Version
Integrated Management System	Software system source code of the Youlin Property Integrated Management System PC Version

Party B shall hand over the source code of the series of products that have been put into formal operation at each stage to Party A’s designated personnel in the form of file copy, together with the source code-related documents of the series of products, including but not limited to the Software Coding Design Specifications, the Database Dictionary, the System Architecture Design, the System Product Prototype, the Product Requirements Document and the Technical Development Guidelines.

Party B shall assist Party A in server deployment, debugging and trial operation of the products bought out.

Article III. Project Delivery Date

Party B shall deliver all software products before December 31, 2021, and the list of relevant software products is set out in Article 1 of this Contract.

Article 4 Contract Amount and Payment Method

Software Product Name	Contract Price (RMB)
Youlin Property Searching Client WeChat Mini Program	[***]
Youlin Property Searching PMC WeChat Mini Program	[***]
PMC Property Transaction Management System PC Version	[***]
Youlin Property Integrated Management System PC Version	[***]

(i) The total amount of this Contract is RMB [***], which includes product development testing, deployment and implementation costs and training fees, and shall not be adjusted during the performance of this Contract. The amount of this Contract is tax exclusive, and the relevant costs incurred in issuing tax invoices shall be borne by Party A.

(ii) Account information of Party B’s receiving bank:

Account Name: Guangzhou 3e Network Technology Company Limited

Bank of Deposit: Bank of China Guangzhou CITIC Plaza Sub-branch

Receiving Account No.: 63666***406

Tel: 020-38909042

Room 701, Building A, Sun Yat-sen University Science Park, 135 Xingang West Rd, Haizhu District, Guangzhou, Guangdong Province

If the receiving bank account of Party B is inconsistent with the bank account listed in the signature or other terms of this Contract, the above bank account information shall prevail. In case of any change of the above bank account information, Party B shall promptly notify Party A in writing before the due date of Party A’s payment, and both Parties shall sign a separate supplemental agreement; Party B’s request for Party A to make payment to a third-party account does not belong to the change of the receiving bank account information, against which Party A may reject. If Party B fails to inform Party A in writing of the correct bank account information in a timely manner, Party B shall be liable for any loss or consequences arising therefrom.

(iii) If the payment is made in HKD or USD, the conversion price shall be the cash buying rate of the BOC exchange rate on the same day.

(iv) Party A shall make payment according to the following payment schedule, and Party B must submit documents according to the following schedule when applying for payment. If Party B fails to submit documents according to this paragraph or the documents submitted fails to meet the requirements, Party A’s payment time shall be postponed accordingly and Party A shall not bear the responsibility for the delayed payment.

No.	Stage Name	Payment Instructions
1	Development Costs and Data Costs	Ratio of Payment	10%	Amount of Payment (RMB)	RMB[***]
		Terms of Payment	Payable within 10 working days of the signing of this Contract
		Documents to be submitted	The Software Coding Design Specifications, the Database Dictionary, the System Architecture Design, the System Product Prototype, the Product Requirements Document, the Technical Development Guidelines, and the Product Operation Manual
2	Deployment, trial operation and acceptance	Ratio of Payment	90%	Amount of Payment (RMB)	RMB[***]
		Terms of Payment	1. The transferred source code can be successfully deployed and complete process regression testing and trial operation.
		Documents to be submitted	1. Source Code Transfer Report; 2. Software Product Operation Report

Article V. Rights and Obligations of Party A

(i) Party A has the right to require Party B to complete the software development and ensure that the software passes the acceptance inspection within the specific period agreed in this Contract in accordance with the requirements of the System Product Prototype.

(ii) Without exceeding the scope of the System Product Prototype, Party A has the right to put forward software function modification opinions to Party B. Party B shall make a confirmation and reply within 5 working days after receiving Party A’s opinions; if Party B receives Party A’s opinions and fails to reply within 5 working days, Party B shall be deemed as having confirmed and agreed to implement such opinions.

(iii) Party A and Party B may hire a third-party professional software testing organization to conduct acceptance inspection on the software deployment results. If Party A and Party B negotiate to hire a third-party professional software testing organization to conduct acceptance inspection, the acceptance test report for a qualified software issued by the organization may be used as an evidence for passing the acceptance inspection, and the acceptance test report for an unqualified software issued by the organization may be used as a evidence for requiring Party B to bear the responsibility of modification and redoing. If both Parties do not agree on hiring a third-party professional software testing organization, Party B may choose a reputable testing organization in the industry.

(iv) Party A has the right to require Party B to transfer all paper (copies) and electronic data files involved in the process to Party A after the software is accepted.

(v) Party A must pay Party B the corresponding contract amount in full and on time in strict accordance with Paragraph (iv) of Article 4 of this Contract.

(vi) Party A shall provide Party B with relevant information involved in software development in a timely manner and give Party B convenient conditions within its capacity.

Article VI. Rights and Obligations of Party B

(i) Party B has the right to require Party A to pay the contract sum in full and on time as agreed in this Contract.

(ii) The information provided by Party A for assisting Party B to complete this Contract shall be used by Party B for the purpose of this Contract only, and Party B shall not use the said information on any occasion other than for the purpose of this Contract or for any other purpose without Party A’s written permission. Party B’s obligation to keep the above data or information confidential shall not be terminated by the rescission or termination of this Contract until the relevant data or information is made public by Party A. If Party B fails to fulfill its duty of confidentiality, resulting in the early disclosure of Party A’s relevant data or information, Party B shall compensate Party A for the actual loss suffered as a result.

(iii) The authorized representative appointed by Party B is Zhaolai Deng (contact number: 13760***805, email: adams@3eke.ii.cn, position in Party B: Product Director), who is responsible for communicating with Party A and coordinating Party B’s internal work, and has the right to sign the written documents involved in the performance of this Contract (unless otherwise authorized, excluding this Contract and the Supplemental Agreements to this Contract). Without Party A’s written consent, Party B shall not change the software development representative at will, otherwise Party A has the right to terminate or cancel this Contract and pursue Party B’s responsibility for breach of contract.

(iv) During the performance of this Contract, Party B needs to obtain Party A’s trade secrets related to the project for the performance of the Contract, and such trade secrets shall be applicable only for the purpose of performing its obligations under this Contract. Party B shall not make any unauthorized use, dissemination or disclosure of trade secrets. Otherwise, Party A has the right to pursue Party B for breach of contract and demand Party B to compensate for the actual loss caused.

Article VII. Intellectual Property Rights and Right of Use

(i) The basic software under this Contract refers to the software products provided by Party B that already possesses intellectual property rights (including but not limited to any copyrights, trademarks, patents and other intellectual property rights recognized by the applicable laws of this Contract, regardless of whether they have been registered or not, the same below) or the right to use them, including the development tools and application products. The system of secondary development refers to the system developed by Party B on the basis of the existing software products to meet Party A’s objectives.

(ii) Party B warrants that the software (including basic software and secondarily developed software) used to complete the software products agreed in this Contract will not infringe the intellectual property rights of Party A or any third party. If a third party accuses Party A of infringement or claims for damages in the course of Party A’s use, Party B shall be responsible for negotiating with the third party to ensure that the realization of the purpose of this Contract will not be affected.

(iii) If any software product under this Contract or any part thereof is claimed by a third party to have infringed its intellectual property rights or other legal rights, Party B agrees to defend against any lawsuit or legal claim arising therefrom. Party B agrees to pay the full amount of damages determined by the judgment or settlement in question. Party A agrees to notify Party B promptly of any such action or claim and to provide Party B with reasonable assistance in dealing with the action or claim so that Party B can obtain the rights to which Party B are entitled. Party A has the right to participate in the defense or settlement of any such lawsuit or claim at Party B’s expense.

If the software or any part of the software developed under this Contract is found to be infringing the legal rights of a third party in accordance with law, or if any use or distribution of the software or exercise of any of the rights granted by Party B in accordance with the agreement is found to be infringing, Party B, with the written consent of Party A, shall make every effort to replace the software with non-infringing software with equal or better functions, or to obtain the relevant authorization, so as to enable Party A to continue to enjoy the rights and achieve the goals of this Contract without being affected by any relevant disputes.

If the software developed under this Contract or any part thereof is judged to be an infringement any right or the related dispute fails to be resolved within 30 days, resulting in that Party A cannot use the software normally, Party B shall refund all the contract payments that it has received from Party A.

(iv) The ownership of the intellectual property rights of the basic software used by Party B for the Project shall remain unchanged and shall be vested in Party B. Party A shall not utilize the above information for any purpose other than the purpose of this Contract or for any other purpose without Party B’s written permission. Party A’s obligation to keep the above data or information confidential shall not be terminated by the rescission or termination of this Contract until the relevant data or information is made public by Party B. If Party A fails to fulfill its duty of confidentiality, resulting in the early disclosure of Party B’s relevant data or information, Party A shall compensate Party B for the actual loss suffered as a result.

(v) The intellectual property rights of the software development results (including software products, documents, source codes, data and other materials) under this Contract shall be jointly owned by Party A and Party B. Party A has the right to use the above development results without any restriction or hindrance, and Party B shall be liable for any loss suffered by Party A if Party B causes any restriction or hindrance to Party A’s use of the above development results.

Article VIII. Acceptance, Delivery and Maintenance of Software Achievement

(i) Separate acceptance of software products under this Contract. Party B shall ensure that the overall business functions of the project are complete and can operate normally.

(ii) After the completion of the development of the Project, and passing the test conducted by the testing and acceptance team composed of Party A’s user department(s) and technical department, etc. or the third-party testing organization entrusted by Party A and Party B, Party B shall submit a written application for acceptance to Party A.

(iii) Party A shall, within 15 working days after receiving the application for acceptance, organize the acceptance inspection according to acceptance criteria specified in the Software Coding Design Specifications, the Database Dictionary, the System Architecture Design, the System Product Prototype, the Product Requirements Document, the Technical Development Guidelines and the Product Operation Manual. Whether a software product passes the acceptance inspection or not shall be subject to Party A’s written notice. If it fails to pass the acceptance inspection, Party A shall fully explain the reasons and give Party B a reasonable period of rectification until passing the acceptance inspection. If Party A fails to complete the organization of acceptance within 15 working days due to Party A’s reasons, it shall be deemed to have passed the acceptance according to the contractual standards.

(iv) If Party B submits a written application for acceptance to Party A, Party B shall submit to Party A the electronic and paper documents of the following technical documents at least 20 working days in advance in accordance with the requirements of the System Product Prototype: the System Interface Description, the Data Structure Description, the Test Report, the Product Operation Manual, and project source code, etc..

(v) Party B shall provide a one-year free service and technical support (warranty period) starting from the completion of the system acceptance inspection (i.e. the date of Party A’s signature of the product acceptance letter). During the software maintenance warranty period, Party B provides Party A with 7*12 hours maintenance service (08:00-20:00). If Party A contacts Party B for temporary use, operation or other non-faulty simple problems, Party B shall propose solutions in a timely manner. In case of general failure that does not affect on-site business or can be dealt with by other alternatives, Party B shall solve it within 24 hours; in case of emergency failure that affects normal business and cannot be solved by other alternatives, Party B shall solve it within 3 hours and ensure that other parts of the relevant system can work normally as a prerequisite. If the above faults require Party B to come to the site for maintenance, Party B shall come to the site in time after receiving Party A’s notification to deal with the faults. In case of failures that cannot be solved on time, Party B shall explain the reasons and solutions, and the solution time can be extended only after Party A’s confirmation.

If Party B is not capable of solving the fault within the specified time or Party A does not recognize the extended solution proposed by Party B, Party A may ask a third party to solve the problem after informing Party B in writing, and the relevant implementation cost will be deducted from the payment due to Party B after informing Party B, and the shortfall will be made up by Party B in the timeframe of notification by Party B.

(vi) After the warranty period, Party A and Party B may sign a separate maintenance contract when needed. Party B undertakes that the annual maintenance fee is 10% of the total amount of the Contract, i.e. RMB [***], which shall be separately negotiated by both Parties.

Article IX. Training

(i) Party B shall, in accordance with the actual needs of the project on-line, provide the necessary training programs free of charge for the personnel actually used by Party A, and implement them before the official launch of the system with Party A’s consent.

(ii) Party B must send experienced training instructor(s) and counselor(s) to conduct the training.

Article X. Breach Liabilities

(i) If Party A does not pay the contractual amount to Party B according to the Contract, Party A shall pay liquidated damages to Party B according to 0.2% of the total price of the Contract per day of delay, and once such delay exceeds 10 days, Party B has the right to unilaterally terminate or rescind the Contract without bearing any breach responsibility, and Party A shall still pay for the work achievement already delivered by Party B; if Party B requests to continue to perform the Contract, in addition to the liquidated damages paid by Party A in accordance with the aforementioned standard in advance, Party A shall still pay the amount according to the contract, and the date of Party B’s performance of this Contract shall be postponed accordingly from the date of Party B’s receipt of liquidated damages. However, the total amount of liquidated damages for late payment shall not exceed 30% of the total contract amount.

(ii) If Party B terminates the Contract due to Party A’s fault, Party A shall pay Party B the price of the delivered and completed software. Upon payment by Party A, Party B shall deliver to Party A the software for which payment has been made. If Party A wants to use the accepted software in the future, Party A shall still use it in accordance with this Contract. Party A shall also pay Party B the liquidated damages equal to 20% of the total amount of this Contract.

(iii) If Party B fails to complete the acceptance and delivery of the project on time for reasons not attributed to Party A, Party B shall pay liquidated damages to Party A in the amount of 0.2% of the total price of the Contract for each day of delay, but the total amount of liquidated damages for the late acceptance and delivery shall not exceed 30% of the total amount of the Contract.

If Party A agrees in writing, Party B may be given a grace period of 30 natural days, during which the calculation of liquidated damages payable by Party B shall be suspended. If Party B fails to complete the project acceptance after the expiration of the period specified in this Contract or the grace period agreed by Party A, the period for Party B to pay liquidated damages to Party A shall be calculated from the date of the expiration of the grace period (excluding the grace period), and Party B shall pay liquidated damages of 0.2% of the total amount of this Contract to Party A every day.

If the overdue time exceeds 50 days (excluding the grace period), Party A has the right to unilaterally terminate or cancel the Contract, in which case the liquidated damages already paid by Party B shall not be returned by Party A, and Party B shall refund all the contract payments it has received.

(iv) If the software delivered by Party B or its operation results meet the requirements of the Contract during the testing period and cannot be improved by modification, Party A has the right to terminate or cancel the Contract, and Party B shall return all the contract payments it has received.

(v) The software system delivered by Party B shall not contain any software that automatically terminates or interferes with the operation of the system. Otherwise, Party B shall repair it within 10 working days, but if it causes damage to Party A, Party B shall compensate Party A for the actual damage. If Party B is unable to carry out the repair within 10 working days, Party A has the right to terminate or rescind the Contract, and Party B shall refund all the collected contract payment.

(vi) Party B shall not subcontract the project of this Contract to a third party without authorization, otherwise Party B shall pay liquidated damages to Party A according to 20% of the total amount of this Contract, and Party B shall still perform all the obligations in accordance with this Contract; Party A may also choose to terminate or rescind the Contract and request Party B to return all the contract sums received.

(vii) If, without the written consent of the other party, either party discloses to a third party or uses for other projects the commercial information or data of the other party known to it in the course of the performance of this Contract, such party shall compensate the other party for all the losses it has suffered as a result of such disclosure, and shall pay liquidated damages to the other party at the rate of 20% of the total amount of this Contract.

(viii) Unless otherwise agreed in this Contract, if either Party violates any of its warrants under Article 11, the non-defaulting party has the right to unilaterally terminate or cancel the Contract, and the defaulting party shall pay the contract amount payable to the non-defaulting party on an “as is” basis, as well as the liquidated damages equal to 20% of the total amount of this Contract.

(ix) During the maintenance period, if Party B is incapable of solving any fault within the stipulated time or solves any fault after the stipulated time without Party A’s consent up to three times within half a year, Party B shall pay RMB 10,000 to Party A for breach of contract, and continue to provide maintenance service to Party A.

(x) The liquidated damages payable by Party B under this Contract may be deducted from Party A’s unpaid amount. If Party B is liable for liquidated damages and pays liquidated damages to Party A under this Contract, if the liquidated damages are insufficient to compensate for the actual loss suffered by Party A, Party B shall be liable to Party A for the insufficient portion of the damages.

(xi) Party A and Party B shall not unilaterally rescind the Contract without justifiable reasons, otherwise, the defaulting party shall compensate for all the losses suffered by the observant party as a result and pay liquidated damages to the observant party at the rate of 20% of the total amount of this Contract.

Article XI. Warranties and Exemptions

(i) Party A undertakes that

1. Party A has full capacity for civil conduct to enter into this Contract. Party A is a legally operated and reputable enterprise established under the laws of its location and has the legal capacity to enter into and perform its obligations under this Contract.

2. Conflict of interest: Party A’s signature and performance of this Contract or documents relating to this Contract will not:

(1) Conflict with Party A’s Articles of Incorporation or other laws and regulations or judgments applicable to Party A;

(2) Conflict with or result in any breach of the obligations in any legal document signed by Party A with a third party, such as a guarantee agreement, commitment, contract, or cause Party A’s rights to be bound.

(ii) Party B undertakes that

1. Legal person status: Party B is a legally operated and reputable company established under the laws of China, and has full capacity for civil conduct and the legal capacity to enter into and perform its obligations under this Contract.

2. Conflict of interest: Party B’s signature and performance of this Contract or documents relating to this Contract will not:

(1) Conflict with Party B’s Articles of Incorporation or other laws and regulations or judgments applicable to Party B;

(2) conflict with or result in any breach of Party B’s obligations under any legal documents such as warranty agreements, undertakings, contracts, etc., entered into by Party B with third parties, or bind any of Party B’s rights.

3. Party B warrants that Party B’s performance of its obligations under this Contract and the license rights granted to Party A are not bound or restricted by any third party and Party B has not assumed any binding or restrictive obligations.

4. The software developed and other software used in the development of the software hereunder meet the requirements of this Contract regarding intellectual property rights.

5. Legitimate software: The software developed by Party B meets the national regulations on software products and software standards and specifications.

6. If the software delivered and licensed to Party A by Party B needs to be registered, filed, approved or licensed by the relevant state departments, Party B shall ensure that the software provided by Party B has completed the above formalities, and Party B shall bear the costs incurred as a result.

Article XII. Force Majeure

The party suffering a force majeure event shall notify the other party as soon as possible after the force majeure event occurs and shall deliver written supporting documentation to the other party for determination within 14 working days from the date of the event. Once the effects of a force majeure event have lasted for more than 30 natural days, the parties shall reach a supplementary agreement on further performance or rescission of the Contract within a reasonable period of time through amicable negotiations. If the purpose of the Contract of either party cannot be realized in a timely manner due to force majeure events or may result in losses, either party shall have the right to rescind the Contract unilaterally and without liability.

Force majeure under this Contract means an event that occurs during the performance of this Contract as a result of natural disasters, major epidemics, war, strikes or other objective circumstances that cannot be foreseen, avoided and overcome. Failure to fulfill this Contract due to guiding opinions or administrative orders, decisions and other relevant documents issued by the government or the Ministry of Commerce shall be considered as one of the force majeure circumstances.

Article XIII. Dispute Settlement

Any disputes arising in the course of the performance of this Contract shall first be sought to be resolved by amicable negotiation between the parties. If any dispute remains unresolved for 30 days, either Party may bring an action in a court of the Hong Kong Special Administrative Region of the People’s Republic of China.

Article XIV. Miscellaneous

(i) The losses of Party A or the third party referred to under this Contract include, but not limited to, actual losses and investigation fees, attorney’s fees, preservation fees, appraisal fees, evaluation fees and litigation fees incurred in defending the rights.

(ii) “Party B’s inability” under this Contract means one of the following circumstances:

1. Party B fails to submit a plan after three working days from the date when the development results of a certain function module should be submitted, or fails to solve a software fault within ten working days after the deadline required by Party A;

2. After three times of modification or improvement, the development results of a function module submitted by Party B or the resolution of a software fault still fails to meet Party A’s requirements;

3. Other circumstances in which Party A has sufficient evidence to prove that Party B is unlikely to submit the software development results or solve a software fault as agreed in the Contract.

(iii) Unless otherwise specified, “days” under this Contract refer to natural days. Unless otherwise specified, “month” under this Contract refers to a calendar span month, i.e., from the starting date to the corresponding date of the following month (or to the 30th day of the month if there is no corresponding date); “natural month” refers to the first day of each month to the last day of the calendar month.

(iv) All notices, documents and information issued or provided by Party A and Party B to each other for the performance of this Contract shall be sent to the address, facsimile number and e-mail address specified in this Contract. Either Party changing the address or the facsimile number, e-mail address or telephone number shall send a written notice to the other Party. The notice shall be deemed to have been served upon the delivery in the case of direct delivery; or upon being sent in the case of facimile; or on the second day after the EMS is dispatched; or when the mail system of either Party indicates that it has been successfully delivered to the server of the other Party in the case of e-mail.

(v) Headings of all articles in this Contract are for convenience of reference only and shall not affect or limit the interpretation of the contents of this Contract.

(vi) The following documents shall be deemed to form part of this Contract and supplement and explain each other, and in the event of a conflict between them, the order listed below shall prevail, or, in the same order, the time of issuance of the documents shall prevail:

1. Supplementary contracts (agreements) or amendment documents signed by both Party A and Party B during the performance of this Contract;

2. This Contract;

Article XV. Effectiveness, Modification and Termination of Contract

(i) This Contract shall enter into force on the date on which it is signed by the legal representatives or authorized representatives of both parties and sealed with the official seal or special seal for the contract, and in the event of inconsistency between the two parties, the later time shall prevail. This Contract is made in duplicate, one for each Party, with the same legal effect.

(ii) Once this Contract has been signed, neither party may alter it at will without the consent of both parties.

(iii) Any matters not covered in this Contract shall be the subject of a separate supplementary agreement to be concluded after consultation between the two parties, and any amendment or supplementary agreement shall be in writing, and the supplementary agreement shall have the same legal effect as this contract.

Party A (stamp) For and on behalf of Excel Value Limited	Party B (stamp) Guangzhou 3e Network Technology Company Limited Contract Seal

Legal representative or authorized representative:	Legal representative or authorized representative:

/s/	/s/
Dennis Lo	Shu Sang Joseph Law

August 9, 2021	August 10, 2021

Annex 1

1. Youlin Property Searching Client WeChat Mini Program

	Function	Description
1	City Switching	Switch to another collaborated city region
2	Property Searching	Search for potential property by location, region, project or price
3	Online Property Tour	View the photos, videos, and text descriptions of properties
4	Appointment to Visit Property	Make an appointment with a property agent to visit properties
5	Contract Leasing	Provide standard contract templates, which can support e-contracts
6	Online Communication	Conduct remote and timely communication with property agents through the Mini Program
7	Property Agent	Assign at least one property agent to a project to interface with the individual customer rental and sales business
8	Member Center	Lease orders, buy and sell orders, agents, favorite properties
9	Message Notification	WeChat Mini Program message notification templates

2. Youlin Property Searching PMC WeChat Mini Program

	Function	Description
1	Basic Information	Edit and manage basic information of the communities managed by the property management company (PMC)
2	Appointment Order	Record and double confirm individual customers’ appointments for visiting properties
3	Property Management	List and manage properties (including adding and removing properties)
4	Contract Management	Archive, record and send expiration reminders for signed and pending contracts
5	Online Communication	Conduct remote and timely communication with customers through the Mini Program
6	Message Notification	WeChat Mini Program message notification templates

3. PMC Property Transaction Management System PC Version

	Function	Description
1	Basic Information	Edit and manage basic information of the communities managed by the property management company (PMC)
2	Appointment Order	Record and double confirm individual customers’ appointments for visiting properties
3	Property Management	List and manage properties (including adding and removing properties)
4	Contract Management	Archive, record and send expiration reminders for signed and pending contracts
5	Account Management	Conduct centralized management of accounts using the system
6	Permission Management	Configure the limited permission associated with an account

4. Youlin Property Integrated Management System PC Version

	Function	Description
1	Monitoring Dashboard	Conduct data collation and analysis to form monitoring dashboard
2	Appointment Order	Record all customers’ appointment orders for visiting properties
3	Property Management	Manage listed properties of all PMCs (including adding and removing properties)
4	Contract Management	Archive, record and send expiration reminders for all signed contracts
5	Client management	Manage all customers who have had order transactions in the past
6	Account Management	Conduct centralized management of accounts using the system
7	Permission Management	Configure the limited permission associated with an account

(No text below)

Delivery and Acceptance Form for Property Rental and Sales Platform

Project Name: Property Rental and Sales Platform Project

Version: L1

Development Unit: Guangzhou 3e Network Technology Company Limited

Acceptance Unit: Excel Value Limited

	System	Function Module	Function Description	Degree of Completion	Acceptance Inspection Result
1	Youlin Property Searching Client WeChat Mini Program	City Switching	Switch to another collaborated city region	100%	Accepted
		Property Searching	Search for potential properties by location, region, project or price	100%	Accepted
		Online Property Tour	View the photos, videos, and text descriptions of properties	100%	Accepted
		Appointment to Visit Property	Make an appointment with a property agent to visit properties	100%	Accepted
		Contract Leasing	Provide standard contract templates, which can support e-contracts	100%	Accepted
		Online Communication	Conduct remote and timely communication with property agents through the Mini Program	100%	Accepted
		Property Agent	Assign at least one property agent to a project to interface with the individual customer rental and sales business	100%	Accepted
		Member Center	Lease orders, buy and sell orders, agents, favorite properties	100%	Accepted
		Message Notification	WeChat Mini Program message notification templates	100%	Accepted
2	Youlin Property Searching PMC WeChat Mini Program	Basic Information	Edit and manage basic information of the communities managed by the property management company (PMC)	100%	Accepted
		Appointment Order	Record and double confirm individual customers’ appointments for visiting properties	100%	Accepted
		Property Management	List and manage properties (including adding and removing properties)	100%	Accepted
		Contract Management	Archive, record and send expiration reminders for signed and pending contracts	100%	Accepted
		Online Communication	Conduct remote and timely communication with customers through the Mini Program	100%	Accepted
		Message Notification	WeChat Mini Program message notification templates	100%	Accepted
3	PMC Property Transaction Management System PC Version	Basic Information	Edit and manage basic information of the communities managed by the property management company (PMC)	100%	Accepted
		Appointment Order	Record and double confirm individual customers’ appointments for visiting properties	100%	Accepted
		Property Management	List and manage properties (including adding and removing properties)	100%	Accepted
		Contract Management	Archive, record and send expiration reminders for signed and pending contracts	100%	Accepted
		Account Management	Conduct centralized management of accounts using the system	100%	Accepted
		Permission Management	Configure the limited permission associated with an account	100%	Accepted

	System	Function Module	Function Description	Degree of Completion	Acceptance Inspection Result
4	Youlin Property Integrated Management System PC Version	Monitoring Dashboard	Conduct data collation and analysis to form monitoring dashboard	100%	Accepted
		Appointment Order	Record all customers’ appointment orders for visiting properties	100%	Accepted
		Property Management	Manage listed properties of all PMCs (including adding and removing properties)	100%	Accepted
		Contract Management	Archive, record and send expiration reminders for all signed contracts	100%	Accepted
		Client management	Manage all customers who have had order transactions in the past	100%	Accepted
		Account Management	Conduct centralized management of accounts using the system	100%	Accepted
		Permission Management	Configure the limited permission associated with an account	100%	Accepted

Source Program	Performance

Page response time (from the time the user clicks the menu or query button to the end of all data display) is less than 3 seconds.

(1) The standard applies to all pages

(2) The standard applies to business and data volumes within 3 years

(3) The standard applies to nationwide data volumes

√
	Source Code	1, The definitions of classes, function bodies are in line with the technical specifications;	√
		2. The classes, methods, variables, etc. are named in a standardized way that reflects the meaning;	√
		3. The annotations are clear and complete, and the language is standardized;	√
		4. The code quality is high without any obvious performance defect;	√
		5. Having less redundant code.	√
Test Documents	Test Cases	1. Covering all requirements; and	√
		2. The test data is complete;	√
		3. The language expression is accurate	√
	Test Report	It contains at least: (1) Test environment, test tools and test methods (2) Functional and performance test results	√
User Documents	User Manual	1. It is written in accordance with the document template directory structure;	√
		2. It contains at least: (1) Operating environment (2) Function description (2) Operation guide (3) Troubleshooting methods	√
		3. The language expression is clear	√

Representative of the Development Unit		Representative of the Acceptance Unit

(Signature):	/s/	(Signature):	/s/

Date:	December 29, 2021	Date:	May 27, 2022